Registration No. 333-150805

Registration No. 333-115301

Registration No. 333-113283

Registration No. 333-35986

Registration No. 333-51157

Registration No. 333-51155

Registration No. 333-03595

Registration No. 333-03593

Registration No. 33-65013

Registration No. 33-58795

Registration No. 33-47652

Registration No. 33-47651

Registration No. 33-39607

Registration No. 33-33251

Registration No. 33-26918

Registration No. 33-26917

Registration No. 33-6612

Registration No. 33-6610

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150805

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115301

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-113283

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-35986

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-51157

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-51155

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-03595

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-03593

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-65013

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-58795

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-47652

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-47651

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-39607

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 33-33251

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-26918

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-26917

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-6612

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 33-6610

Under

THE SECURITIES ACT OF 1933

THE BLACK & DECKER CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	52-0248090
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

701 East Joppa Road

Towson, Maryland 21286

(Address of principal executive offices)

The Black & Decker 2008 Restricted Stock Plan

The Black & Decker Non-Employee Directors Stock Plan

The Black & Decker Corporation 2004 Restricted Stock Plan

The Black & Decker 2003 Stock Option Plan

The Black & Decker 1996 Stock Option Plan

The Black & Decker 1996 Employee Stock Purchase Plan

The Black & Decker Supplemental Retirement Savings Plan

The Black & Decker Corporation 1995 Stock Option Plan for Non-Employee Directors

The Black & Decker 1992 Stock Option Plan

The Black & Decker 1986 U.K. Approved Option Scheme

The Black & Decker 1991 Employee Stock Purchase Plan

The Black & Decker 1989 Stock Option Plan

The Black & Decker 1986 Stock Option Plan

(Full titles of the plans)

Bruce H. Beatt, Esq.

Vice President, General Counsel and Secretary

The Stanley Works

1000 Stanley Drive

New Britain, CT 06053

(860) 225-5111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher R. Johnson, Esquire

Miles & Stockbridge P.C.

10 Light Street

Baltimore, Maryland 21202

(410) 385-3532

(410) 385-3700 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following Registration Statements of The Black & Decker Corporation (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

Registration Statement No. 333-150805 registering 1,000,000 shares of the common stock, par value $.50 per share, of the Company (the “Common Stock”) under The Black & Decker 2008 Restricted Stock Plan and 150,000 shares of Common Stock under The Black & Decker Non-Employee Directors Stock Plan

Registration Statement No. 333-115301 registering 1,000,000 shares of Common Stock under The Black & Decker Corporation 2004 Restricted Stock Plan

Registration Statement No. 333-113283 registering 5,000,000 shares of Common Stock under The Black & Decker 2003 Stock Option Plan

Registration Statement No. 333-35986 registering 5,000,000 shares of Common Stock under The Black & Decker 1996 Stock Option Plan

Registration Statement No. 333-51157 registering 100,000 shares of Common Stock under The Black & Decker Non-Employee Directors Stock Plan

Registration Statement No. 333-51155 registering 3,000,000 shares of Common Stock under The Black & Decker 1996 Stock Option Plan

Registration Statement No. 333-03595 registering 750,000 shares of Common Stock under The Black & Decker 1996 Employee Stock Purchase Plan

Registration Statement No. 333-03593 registering 2,400,000 shares of Common Stock under The Black & Decker 1996 Stock Option Plan

Registration Statement No. 33-65013 registering $50,000,000 in deferred compensation payment obligations under The Black & Decker Supplemental Retirement Savings Plan

Registration Statement No. 33-58795 registering 150,000 shares of Common Stock, along with 150,000 preferred stock purchase rights, under The Black & Decker Corporation 1995 Stock Option Plan for Non-Employee Directors

Registration Statement No. 33-47652 registering 2,400,000 shares of Common Stock under The Black & Decker 1992 Stock Option Plan

Registration Statement No. 33-47651 registering 200,000 shares of Common Stock under The Black & Decker 1986 U.K. Approved Option Scheme

Registration Statement No. 33-39607 registering 2,500,000 shares of Common Stock, along with 2,500,000 preferred stock purchase rights, under The Black & Decker 1991 Employee Stock Purchase Plan

Registration Statement No. 33-33251 registering 1,600,000 shares of Common Stock, along with 3,400,000 preferred stock purchase rights, under The Black & Decker 1989 Stock Option Plan

Registration Statement No. 33-26918 registering 200,000 shares of Common Stock under The Black & Decker 1986 U.K. Approved Option Scheme

Registration Statement No. 33-26917 registering 1,800,000 shares of Common Stock under The Black & Decker 1989 Stock Option Plan

Registration Statement No. 33-6612 registering 200,000 shares of Common Stock under The Black & Decker 1986 U.K. Approved Option Scheme

Registration Statement No. 33-6610 registering 1,800,000 shares of Common Stock under The Black & Decker 1986 Stock Option Plan

On March 12, 2010, pursuant to an Agreement and Plan of Merger, dated as of November 2, 2009, by and among the Company, The Stanley Works (“Stanley”), and Blue Jay Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Stanley, Merger Sub merged (the “Merger”) with and into the Company, with the Company becoming a wholly owned subsidiary of Stanley. As a result of the Merger, each outstanding share of the Company’s common stock will be converted into the right to receive 1.275 shares of common stock of Stanley.

As a result of the Merger, the Company has terminated any offering of the Company’s securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in Part II of each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Towson, State of Maryland, on March 12, 2010.

THE BLACK & DECKER CORPORATION

By	/s/ CHARLES E. FENTON
Charles E. Fenton Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

Principal Executive Officer

/s/ JAMES M. LOREE James M. Loree	President	March 12, 2010

Principal Financial Officer and Principal Accounting Officer

/S/ DONALD ALLAN, JR. Donald Allan, Jr.	Vice President and Chief Financial Officer	March 12, 2010

/S/ BRUCE H. BEATT Bruce H. Beatt	Director	March 12, 2010

/S/ DONALD J. RICCITELLI Donald J. Riccitelli	Director	March 12, 2010

/S/ KATHRYN P. SHERER Kathryn P. Sherer	Director	March 12, 2010